EXHIBIT 99.1

IMMEDIATE RELEASE; NEWPOWER ANNOUNCES PROPOSED RESERVE PURSUANT TO FINAL DISTRIBUTION ORDER



            STAMFORD, CONNECTICUT - March 21, 2007 - NewPower Holdings, Inc. (Pink Sheets: NWPWQ) (the "Company") today announced that, in accordance with the order authorizing the Company to make a final distribution (the "Final Distribution Order") entered on March 16, 2007 by the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court"), it has filed a notice of proposed reserve in the amount of $2,640,500 (the "Proposed Reserve") with the Bankruptcy Court. Based on the amount of the Proposed Reserve, the Company estimates that the final distribution, pursuant to the Company's Second Amended Chapter 11 Plan, to holders of the Company's common stock, warrants and options will be 3.75 cents per share. Any interested party that wishes to receive a copy of the detailed breakdown of the Proposed Reserve may do so after executing a stipulation concerning nondisclosure of confidential material in accordance with the Final Distribution Order. Pursuant to the Final Distribution Order, interested parties have until 4:00 p.m. on April 10, 2007 to file any objections to the Proposed Reserve.

            Cautionary Statement

            This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

            For more information, please contact:
            M. Patricia Foster
            President and Chief Executive Officer
            P.O. Box 17296
            Stamford, CT 06907
            Telephone: 203-329-8412